UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 21, 2009

CHINA AGRI-BUSINESS, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-140118	20-3912942
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

In The People’s Republic of China:

Building 2, Unit 1, 15th Floor
Ling Xian Xin Cheng
86 Gaoxin Road
Hi-Tech Industrial Development Zone
Xian, Shannxi, China 710065

In the United States:

11 East 86th Street, New York, New York      10028
(Address of principal executive offices)                             (Zip Code)

Registrant’s telephone number, including area code:  In the United States: (212) 348-5600

In the People’s Republic of China : (86) 029-68596556

N/A

Former name, former address, and former fiscal year, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 21, 2009, Shaanxi Xinsheng Centennial Agricultural and Technology Co., Ltd (“Xinsheng”), a PRC entity we control through contractual arrangements, received an approval letter from the Bureau of Foreign Trade and Economic Cooperation of Lantian County of Xinsheng’s application to purchase land use rights in Lantian County to establish “Xinsheng Centennial Industrial Zone”.  Xinsheng intends to purchase the land use rights of 66 acres for 30 years.  The land use right purchase cost is expected to be approximately $4.1 million (28,000,000 renminbi).  In addition, the estimated cost for relocation of local dwellers is approximately $299,000 (2,040,000 renminbi).

On October 26, 2009, the Company issued a press release announcing the opening of its first “Fuqi Yingyang Fang”(“Lucky Seven Health Food Store” – English Translation) branded store under its Branded Store Program which is attached hereto as an exhibit to this Current Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits.

99.1 Press release dated October 26, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA AGRI-BUSINESS, INC.

Date: October 26, 2009	By:	/s/ Xiaolong Zhou
Xiaolong Zhou
Chief Financial Officer

Exhibit Index

99.1 Press release dated October 26, 2009